  Exhibit 99.1

YUMA ENERGY, INC.
NEWS RELEASE

Yuma Energy, Inc. Announces 2019 Third Quarter Financial Results

HOUSTON, TX – November 14, 2019 – Yuma Energy, Inc. (NYSE American: YUMA) (“Yuma” or “Company,” “we” or “our”) today announced its financial results for the third quarter ended September 30, 2019.

The 2019 third quarter balance sheet reflects the extinguishment of $34.7 million of senior secured bank debt, which was purchased by an affiliate of Red Mountain Capital Partners, LLC (“Red Mountain”), and other liabilities as part of the restructuring of Yuma’s existing senior credit facility. As previously disclosed and as part of the Restructuring and Exchange Agreement dated September 30, 2019, by and among Yuma, Red Mountain and certain of their affiliates (the “Restructuring Agreement”), Yuma and Red Mountain entered into a Loan Modification Agreement (the “Loan Modification Agreement”) on September 30, 2019 which modified Yuma’s existing credit agreement by reducing the outstanding principal balance from $32.8 million to $1.4 million, forgiving approximately $31.4 million plus accrued and unpaid interest and expenses, and hedge loss liability. This amount of forgiveness from the reduction in principal balance, accrued and unpaid interest and hedge loss liability has been recorded to additional paid-in-capital on the Company’s balance sheet. As a result of the Loan Modification Agreement, the Company reduced its total current liabilities to $11.9 million as of September 30, 2019 from $44.2 million as of December 31, 2018. Total liabilities were $27.7 million as of September 30, 2019 compared to $55.6 million as of December 31, 2018.

Mr. Anthony C. Schnur, Interim Chief Executive Officer and Chief Restructuring Officer of Yuma commented, “We are pleased with the significant progress that the Company made during the third quarter in restructuring our balance sheet. As the first step following our entry into the Restructuring Agreement with Red Mountain, the Loan Modification Agreement dramatically reduced Yuma’s outstanding indebtedness and hedge liabilities, resulting in the write-down of our senior secured note to $1.4 million from $32.8 million and the reclassification of the note from a current liability to long-term debt. This effectively reduced our current liabilities by 73% and our total liabilities by approximately 50% when compared to year-end 2018 and improved total shareholders’ equity. Further steps in the restructuring will now take priority.”

In addition to the Loan Modification Agreement, the transactions to be consummated in connection with the Restructuring Agreement are as follows:

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The Company and Red Mountain are negotiating, in good faith, an amended and restated credit facility providing for a delayed draw term loan of up to $2.0 million with a maturity date of September 30, 2022.

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Upon shareholder approval, the $1.4 million note under the credit facility will be exchanged for a convertible note (the “Convertible Note”) that will be convertible into approximately 10.9 million shares of Yuma common stock, which would represent approximately 70% of the outstanding shares on a pro forma basis, assuming full conversion of the outstanding shares of Series D Preferred Stock as discussed below. Additionally, hedge liabilities in the amount of $360,000 will be eliminated as part of this exchange.

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Upon shareholder approval, the conversion price of the Series D Preferred Stock will be reduced such that the Series D Preferred Stock will be convertible into approximately 3.1 million shares of Yuma common stock, which would represent approximately 20% of the outstanding shares on a pro forma basis, assuming full conversion of the Convertible Note as discussed above.

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Following the consummation of the transactions, there will effectively be a change in control wherein Red Mountain, its affiliates and its investors will own approximately 91% of the Company’s fully-diluted outstanding shares.

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At the closing of the Restructuring Agreement, Red Mountain will have the right (but not the obligation) to nominate an aggregate of four directors to the Company’s Board of Directors.

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The terms and conditions of the transactions are subject to change during the final negotiations between the Company, Red Mountain and its affiliates.

All of the transactions cited above are being negotiated between the parties and may or may not come to fruition under the terms described. While the Company anticipates the transactions will be consummated as outlined above, there is no guarantee that some terms and conditions will not change.
Once the restructuring is consummated, the Company plans to leverage its improved capital structure to grow through merger and acquisition opportunities and potential capital markets transactions, including the sale of debt or equity securities.

The Company also continues to reduce its operating and general and administrative expenses. During the 2019 third quarter, lease operating expenses declined to $1.3 million, a 26.4% sequential decrease, from $2.0 million in the 2019 second quarter and a 48.4% decrease from $2.5 million in the same period last year. General and administrative expense fell to $1.1 million in the 2019 third quarter, a 27.8% sequential decrease, from $1.5 million in the 2019 second quarter and a 9.5% decrease from $1.2 million in the same period last year.

Mr. Schnur continued, “These accretive transactions only partially reflect the positive impact on our balance sheet that we expect when the restructuring is completed. Subject to a shareholder vote that is anticipated in early 2020, we plan to exchange the modified $1.4 million note with a convertible note, which will eliminate certain remaining hedge liabilities, and also convert the outstanding Series D Preferred Stock into common stock, which will eliminate a liquidation preference of approximately $23.8 million. These anticipated transactions, if approved, are expected to be further accretive to our balance sheet and favorably position Yuma for the future.

“Management will continue to control overhead and operating costs and address our production operations at the field level. Yuma’s reformed capital structure will allow management to focus on growth opportunities from a stronger financial footing.”

Quarterly Report Form 10-Q Filed
On November 14, 2019, Yuma filed its quarterly report on Form 10-Q for the three months ended September 30, 2019 with the Securities and Exchange Commission (“SEC”). Investors and stockholders may obtain our Form 10-Q, Form 10-K and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of our filings are available on our website at www.yumaenergyinc.com.

Continuing Uncertainty
The Company’s audited consolidated financial statements for the year ended December 31, 2018, included a going concern qualification. The risk factors and uncertainties described in our SEC filings for the year ended December 31, 2018, the quarter ended March 31, 2019, the quarter ended June 30, 2019, and the quarter ended September 30, 2019 raise substantial doubt about the Company's ability to continue as a going concern.

Please refer to our recently filed Quarterly Report on Form 10-Q for the three months ended September 30, 2019 and all our filings with the SEC for further information.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to obtain stockholder approval of the transactions; the ability to consummate the transactions; the consequences of consummating the transactions; the ability of the Company to enter into an amended and restated credit facility; the ability to maintain sufficient liquidity to fund operations; the ability to remain listed on the NYSE American; the ability to continue as a going concern; and the ability to use net operating losses to offset cancellation of indebtedness income. The Company’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q. recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600
ccoale@dennardlascar.com